Exhibit 99.7

Acquisition of Remington Hotel Management – June 2019 Ashford Inc. (NYSE American: AINC)

Safe Harbor Certain statements and assumptions in this presentation contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford's control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the failure to satisfy conditions to completion of the transaction, including receipt of regulatory approvals and stockholder approval; changes in the business or operating prospects of Remington’s Hotel Management business; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating Ashford's and Remington's Hotel Management business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford's filings with the Securities and Exchange Commission (the "SEC"). The forward-looking statements included in this presentation are only made as of the date of this presentation. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise. In connection with the transaction, Ashford will file with the Securities and Exchange Commission a registration statement on Form S-4 containing a proxy/prospectus. Additionally, Ashford files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF ASHFORD ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ASHFORD WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASHFORD AND THE TRANSACTION. The proxy/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ashford with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission at Ashford’s website, www.ashfordinc.com, under the “Investors” link, or by requesting them in writing or by telephone from us at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attn: Investor Relations or (972) 490-9600 Ashford, Remington and certain of their respective directors and officers may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from its stockholders that will occur in connection with the transaction. Information concerning the interests of the directors and officers of the Company who may be considered "participants" in the solicitation is or will be set forth in Ashford's Annual Report on Form 10-K filed with the SEC, as amended, and will be set forth in the proxy statement relating to the transaction when the proxy statement becomes available. Information concerning the directors and officers of Remington who may be considered “participants” in the solicitation will be set forth in the Form S-4. Copies of these documents can be obtained, without charge, at the SEC's website at www.sec.gov, by directing a request to Ashford at the address above, or at www.ashfordinc.com.

Pro Forma Corporate Structure Asset Manager and Advisor 1. Asset management and advisory services 2. Strategic investments, direct ownership Base, incentive, and other fees Accelerated revenue and earnings growth REITs: Hotel Owners Hotel-Related Products + Services Key hotel products + services Fees for products + services Adds Hotel Management

Transaction Overview Ashford to acquire 100% of Remington’s Hotel Management business for $275 million payable by issuance of $275 million of a new Series D Convertible Preferred Stock Company will exchange current $203 million Series B Convertible Preferred with an additional $203 million of the Series D Convertible Preferred Stock After the transactions, there will be $478 million of Series D Convertible Preferred Stock and no Series B Convertible Preferred Stock outstanding Convertible at any time at $117.50 per share (4.068 million common shares on an as-converted basis) Strike price is a 164% premium to current share price(1) Dividend pay rate: Year 1: 6.59% / Year 2: 6.99% / After: 7.28% Callable after June 30, 2026 in cash increments of no less than $25 million at 100.5% Puttable by holders upon a change-of-control Sellers limited to 40% voting cap until 2023 Deal Terms $478M Series D Convertible Preferred Stock (1) Based on closing stock price of Ashford as of May 31, 2019 of $44.52

Organization Structure(1) Current Pro Forma New ($478M Series D Preferred Stock) Current Voting %: Sellers: 25% Other Shareholders: 75% Post-Transaction Voting %: Sellers: 40%(2) Other Shareholders: 60%(2) Public Shareholders Asset Management/ Advisory Products/ Services “New” Ashford Inc. (Newly Created Nevada Holdco) (1) These are summary structure charts and omit certain entities not directly involved in the transaction (2) Sellers subject to a 40% voting cap until August 8, 2023 Existing ($203M Series B Preferred Stock) “Old” Ashford Inc. Public Shareholders Asset Management/ Advisory Products/ Services Hotel Management

Strategic Benefits Adds high margin, fee-for-service business with attractive mutual exclusivity agreements Expands breadth of services and diversifies earnings stream Captures greater portion of fees from existing portfolio Facilitates additional growth of third-party hotel management business All Ashford-affiliated businesses will now be publicly held Performs a majority of all hotel management business for Ashford Hospitality Trust (AHT) and manages three hotels for Braemar Hotels & Resorts (BHR) Mutual exclusivity agreement in place with AHT and BHR provides built in avenue for growth Best-in-class provider with over four decades of experience(1) Further diversifies Ashford’s earnings with a fee stream based on gross revenues rather than market performance of the REITs Allows Ashford to realize a greater portion of the third-party fees generated by existing and future hotel assets Public ownership structure will provide management with additional flexibility to pursue growth opportunities outside of its advised REITs Public shareholders will now have the ability to invest in all Ashford-affiliated businesses All Bennett hotel-related interests now public Benefit Comments (1) Including predecessor experience

Strategic Benefits Attractive pricing relative to recently completed comparable transactions 2018 Adjusted EBITDA multiple of 11.8x compares favorably to average multiple of 16.5x for comparable transactions (1) Benefit Comments (1) Based on comparable transactions reviewed by the special committee's financial advisor

Hotel Management Profitable Provides comprehensive hotel property management services including day-to-day operations, staffing, human resources, sales, and other administrative responsibilities Brings expertise and decades of experience in hotel operations, sales, and management Manages 88 hotels with over 17,400 rooms One of the largest third-party hotel property managers in the U.S. Over 7,300 associates Overview Guiding Principles Brand Experience Tenacious Innovative Ethical Engaging Hotel Management

Hotel Management Takeover of hotel management in 2014 First 12 months post-conversion: Hotel EBITDA increased 63% Total Revenues increased 16% Hotel EBITDA Flow-Through of 87% Extensive experience marketing branded and independent hotels Use of robust internal and external analytics Established strategic partnerships with online channels Support managed hotels through corporate centralized functions Proven track record of value-add initiatives including hotel re-positionings and conversions Competitive Advantage Case Study – Marriott Fremont (Conversion to Remington Management)

Hotel Management Converted from brand-managed to Remington-managed in 2017 First 12 months post-conversion: RevPAR grew 580 bps RevPAR Index grew 240 bps Hotel EBITDA Flow-Through of 119% Case Study – DFW Marriott (Conversion to Remington Management) Case Study – Pier House Resort (Conversion to Remington Management) Takeover of hotel management in 2013 First 12 months post-conversion: RevPAR increased 14% Hotel EBITDA increased 38% Hotel EBITDA Flow-Through of 109%

Hotel Management Takeover of hotel management in October of 2018 Year-to-date RevPAR growth of 18.5% Year-to-date RevPAR Index of 109% vs. 95% last year TTM NOI up 16% since takeover TTM NOI Margin up 160 bps since takeover Case Study – La Posada de Santa Fe (Conversion to Remington Management) Case Study – Marriott Beverly Hills (Brand Conversion & Re-Positioning) Converted from Crowne Plaza in 2015 Post-conversion & stabilization as a Marriott: ADR increased $82 RevPAR increased $78 RevPAR Index increased 2,900 bps

Acquisition of Remington Hotel Management – June 2019 Appendix

GAAP Reconciliation Ashford Inc. Remington's Hotel Management Business Reconciliation of Net Income to Adjusted EBITDA (1) (unaudited) ($000s) Twelve Months Ended December 31, 2018 Net Income 17,827 Depreciation and amortization 225 EBITDA 18,052 Transaction and legal costs (2) 3,315 Severance and executive recruiting costs (2) 1,703 Non-cash deferred compensation plan expense 716 Reimbursed software costs (77) Owner related expenses 213 Proforma due diligence adjustments (3) (558) Adjusted EBITDA 23,364 (1) All information in this table is based upon unaudited operating financial data provided by the seller. This data has not been audited or reviewed by the Company's independent registered public accounting firm. The financial information presented could change. (2) One-time expenses primarily associated with the prior project management transaction & the departure of the former President. (3) Adjustments to reflect compensation expense for open positions and remove prior period true-ups for taxes, insurance and employee bonuses.

Ashford Inc. (NYSE American: AINC) 14185 Dallas Parkway, Suite 1100 • Dallas, TX 75254 P: 972-490-9600 • www.ashfordinc.com Acquisition of Remington Hotel Management – June 2019